UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2018

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hillenbrand, Inc. (the “Company”) has announced that Timothy C. Ryan, age 47, has agreed to become the Company’s Vice President, Chief Accounting Officer and Controller, effective September 24, 2018.  This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  Mr. Ryan joins the Company from Martin Marietta Materials, where he served as Assistant Corporate Controller since 2015.  Prior to that, he worked for Robert Bosch (formerly SPX Service Solutions), serving as Global Controller from 2011-2015 and as Business Unit Controller, SPX Service Solutions America, from 2008-2011.

The Company has entered into an employment agreement with Mr. Ryan in substantially the same form as employment agreements it has with other non-CEO executive officers.  Mr. Ryan’s compensation package includes an annual base salary of $239,000 and an annual short-term incentive compensation target at 40% of base salary.   In addition, Mr. Ryan will be eligible to participate in annual equity-based awards under the Company’s long-term incentive compensation plan and in connection with the commencement of his employment will receive an additional sign-on bonus of $140,000, including a grant of $90,000 of restricted stock units.  He will also be eligible for other benefits that are commonly found in executive employment agreements.

Upon commencement of Mr. Ryan’s employment, Megan A. Walke, who has been serving as Interim Chief Accounting Officer of the Company, will resume her position as the Company’s Director, Financial Reporting.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 31, 2018, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: August 31, 2018	BY:	/S/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel,
Secretary and Chief Compliance Officer